UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2014

New Media Investment Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas New York, NY	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 479-3160

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

First Amendment to Credit Agreement

On September 3, 2014, New Media Holdings II LLC (the “Borrower”), a wholly owned indirect subsidiary of New Media Investment Group Inc. (the “Company”), New Media Holdings I LLC (“Holdings”) and certain of Holdings’ subsidiaries entered into an amendment to the Borrower’s senior secured credit facilities (the “Incremental Amendment”) with the other loan parties party thereto, the several banks and other financial institutions or entities party thereto as the incremental term lenders (the “Incremental Term Lenders”) and Citizens Bank of Pennsylvania, as administrative agent (the “Administrative Agent”). The Incremental Amendment was entered into pursuant to that certain Credit Agreement, dated as of June 4, 2014, (as amended on July 17, 2014, the “Credit Agreement”), by and among the Borrower, Holdings, the lenders party thereto, RBS Citizens, N.A. and Credit Suisse Securities (USA) LLC, as joint lead arrangers and joint bookrunners, Credit Suisse AG, Cayman Islands Branch, as syndication agent and the Administrative Agent. By entering into the Incremental Amendment, the Incremental Term Lenders party thereto have agreed to provide additional dollar-denominated term loans in an aggregate principal amount of $25 million (the “Incremental Term Loan”), which will be used to finance a portion of the Acquisition (as defined in Item 2.01). The Incremental Term Loan is on terms identical to the term loans that were extended pursuant to the Credit Agreement and will mature on June 4, 2020.

In addition, the Borrower is required to pay an upfront fee of 2.00% of the aggregate amount of the Incremental Term Loan as of the effective date of the Incremental Amendment.

The foregoing description of the Incremental Amendment is not complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 3, 2014, pursuant to the terms of the Asset Purchase Agreement, dated as of July 22, 2014 (the “Purchase Agreement”), by and among The Providence Journal Company (the “Seller”), a wholly owned subsidiary of A. H. Belo Corporation (“A. H. Belo”), and LMG Rhode Island Holdings, Inc. (the “Buyer”), a wholly owned subsidiary of the Company, the Company completed the acquisition of The Providence Journal and related print and digital assets for a purchase price of approximately $46.0 million in cash, subject to adjustments (the “Acquisition”). Other than the Purchase Agreement, there are no material relationships between the Company and A. H. Belo or any of their respective affiliates.

The foregoing description of the Acquisition, the Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a)(4), the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K no later than November 19, 2014, the last business day within 71 calendar days after the required filing date for the relevant items of this Current Report.

(b)	Pro Forma Financial Information.

Pursuant to Item 9.01(b)(2), the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K no later than November 19, 2014 the last business day within 71 calendar days after the required filing date for the relevant items of this Current Report.

(d)	Exhibits

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement dated as of July 22, 2014, by and among The Providence Journal Company and LMG Rhode Island Holdings, Inc.

10.1	First Amendment to Credit Agreement, dated as of September 3, 2014, among New Media Holdings I LLC, New Media Holdings II LLC, the loan parties party thereto, the several banks and other financial institutions or entities party thereto as incremental term lenders, and Citizens Bank of Pennsylvania, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIA INVESTMENT GROUP INC.

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

Date: September 3, 2014